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                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Sterling Financial Corporation's Registration Statements on Form S-3 (No. 33-55131) and Form S-8 (No. 333-28101 and 333-28065) of our report dated January 20, 2000, except for
Note 26 as to which the date is January 25, 2000, on the consolidated financial statements of Sterling Financial Corporation for the year ended December 31, 1999 as set forth in Exhibit 99.1 to this Form 10-K.

                                                /s/ Trout, Ebersole & Groff, LLP


Lancaster, Pennsylvania
March 26, 2002